UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 20, 2005.

USG Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-8864

Delaware	36-3329400

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

125 South Franklin Street, Chicago, Illinois	60606-4678

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 606-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On July 20, 2005, USG Corporation (NYSE: USG) approved revisions in its compensation program for non-employee directors. Effective July 1, 2005, each director’s annual retainer increased from $48,000 to $60,000 (payable quarterly at the rate of $15,000) and the quarterly retainer for committee chair persons increased from $1,600 to $2,000. There is no change in the $1,600 fee payable for each Board or committee meeting attended and for involvement in planning or preparing for Board or committee meetings and other Board related projects, including director education.

     Additionally, in place of the 500 shares of common stock granted annually each July 1, non-employee directors may elect to receive either $30,000 in cash or the equivalent paid in common stock, beginning on July 1, 2006. The terms of the common stock election will be finally determined later because any election to defer payment in stock is subject to new deferred compensation legislation for which the Corporation is awaiting final guidance from the IRS.

Item 8.01 Other Events.

     USG Corporation will make available through its website (www.usg.com) by July 25, 2005, revised versions adopted by its Board of Directors on July 20, 2005, of two of its basic corporate governance documents. The revised documents are its Governance Committee Charter and Corporate Governance Guidelines.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant
Date: July 20, 2005	By:	/s/ Stanley L. Ferguson
Stanley L. Ferguson,
Executive Vice President and General Counsel